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                                                                     EXHIBIT 15

November 7, 1997


Board of Directors and Shareholders
Security Capital Atlantic Incorporated

We are aware of the incorporation by reference in the Registration Statements (Form S-8, No. 333-31419) pertaining to the Security Capital Atlantic Incorporated 1997 Long-Term Incentive Plan, (Form S-8, No. 333-25993) pertaining to Security Capital Atlantic Incorporated Share Option Plan for Outside Directors and (Form S-3, No. 333-38477) for the registration of $500,000,000 in debt and equity securities of our report dated November 7, 1997, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated that are included in the Form 10-Q for the quarter ended September 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                       Ernst & Young LLP